MTBC Reports Second Quarter 2016 Results, Provides Corporate Update

●	Revenue of $5.2 million for the quarter and $10.3 million year-to-date

●	GAAP Net Loss of $1.3 million, or $0.15 per share for the quarter

●	Non-GAAP Adjusted Net Income of ($298,000), or ($0.03) per share for the quarter

●	Adjusted EBIDTA of $14,000 for the quarter and $80,000 year-to-date

SOMERSET, N.J., August 11, 2016 (Marketwired) — Medical Transcription Billing, Corp. (Nasdaq: MTBC), a leading provider of proprietary, cloud based electronic health records, practice management and mHealth solutions, today announced financial and operational results for second quarter 2016.

“During the second quarter, we achieved quarter over quarter revenue growth, narrowed our GAAP net loss by 35% from first quarter 2016, and we delivered our third consecutive quarter of positive Adjusted EBITDA,” said Mahmud Haq, MTBC’s Chairman and Chief Executive Officer. “Our quarter over quarter revenue growth is a milestone, marking the first time this has happened since the fourth quarter of 2014. This reflects the stabilization of our business after the three simultaneous acquisitions at the time of our IPO in 2014, and the fact that we had obtained capital to invest in growing our business at the end of 2015. We finished the quarter with $6.6 million of growth capital.”

“We are continuing to deploy our growth capital and expand our service offerings, with the July 1 acquisition of WFS Services, Inc., a hospital-focused revenue cycle management company, Tennessee-based Renaissance Physician Services on April 30 and our acquisition of Texas-based Gulf Coast Billing, Inc. in mid-February,” said Stephen Snyder, MTBC’s President. He further explained, “We continue to work toward identifying appropriate acquisition opportunities that align with our 2016 growth and profitability objectives and finalizing discussions with potential sellers.”

Revenues for the six months ended June 30, 2016 were $10.3 million, compared to $12.1 million in the same period last year. Revenues for the second quarter 2016 were $5.2 million, compared to $6.0 million in the same period last year.

“Year over year, our revenue was down, principally due to the loss of clients during 2015 from the companies we purchased in the second half of 2014,” said Bill Korn, MTBC’s Chief Financial Officer. “We are pleased to report revenue growth from first quarter of 2016 to second quarter of 2016, a trend that we hope to continue as the year progresses.”

For the six months ended June 30, 2016, the GAAP Net Loss was $3.3 million or 32% of net revenue, compared to a GAAP Net Loss of $2.7 million for the same period last year. Direct operating costs were reduced by 29%, from $6.5 million in the first half of 2015 to $4.6 million in first half of 2016, while general and administrative expenses declined from $6.3 million to $5.6 million. The GAAP Net Loss was $0.36 per share, calculated using net loss attributable to common shareholders divided by the weighted average number of common shares outstanding.

For the three months ended June 30, 2016, the GAAP Net Loss was $1.3 million, 25% of net revenue, or $0.15 per share, compared to a GAAP Net Loss of $1.5 million, in the same period last year. The decrease in our net loss is primarily the result of cost savings from the integration of our 2014 and 2015 acquisitions. Direct operating costs were reduced by 21%, from $2.9 million in the second quarter of 2015 to $2.3 million in the second quarter of 2016, while general and administrative expenses declined from $3.2 million to $2.7 million.

For the six months ended June 30, 2016, our non-GAAP Adjusted Net Income was ($515,000) or ($0.05) per share compared to the non-GAAP Adjusted Net Income of ($1.1 million) in the same period last year. For the three months ended June 30, 2016, our non-GAAP Adjusted Net Income was ($298,000), or ($0.03) per share, compared to the non-GAAP Adjusted Net Income of ($252,000) in the same period last year. Non-GAAP Adjusted Net Income per share is calculated using the end-of-period common shares outstanding, including shares which are part of contingent consideration.

For the six months ended June 30, 2016, Adjusted EBIDTA was $80,000 or 0.8% of revenue, compared to Adjusted EBIDTA of ($805,000), or (6.7%) of revenue in the same period last year. The improvement in Adjusted EBITDA is primarily the result of our reduction in direct operating costs and general and administrative expenses. For the three months ended June 30, 2016, Adjusted EBITDA was $14,000, or 0.3% of revenue, compared to Adjusted EBITDA of ($96,000), or (1.6%) of revenue, in the same period last year.

“The difference of $3.4 million between Adjusted EBITDA and the GAAP Net Loss in the six months ended June 30, 2016 reflects $2.4 million of non-cash amortization and depreciation expense, $622,000 of stock-based compensation, $325,000 of integration and transaction costs related to recent acquisitions, $81,000 of provision for taxes, and $296,000 of net interest expense, offset by a $411,000 decrease in the contingent consideration liability,” continued Bill Korn.

In early July, MTBC completed a drawdown from its shelf registration, selling 63,040 additional shares of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock at a price of $25.00 per share. This resulted in net proceeds of $1.4 million, based on the maximum permissible under the SEC’s rule I.B.6, governing the use of shelf registration statements by companies with under $75 million of public float. The Series A Preferred Stock is identical to the $5.8 million of Series A Preferred Stock issued in November 2015. It carries an 11% annual dividend payable monthly, and a $25.00 liquidation preference. The shares are not convertible, have no stated maturity, and are not subject to a sinking fund or mandatory redemption. Shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares, which can occur at the Company’s option at any time after five years or within 120 days of a change of control. The Board of Directors has declared monthly dividends on the Preferred Stock payable through November, 2016.

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At the time this drawdown was completed, the Company modified the covenants in its credit agreement with Opus Bank, providing additional flexibility for financing working capital. In exchange for the modification, the Company paid a fee of $25,000 and issued additional warrants for Opus to purchase 100,000 shares of its common stock at a strike price equal to $5.00 per share, with similar terms to the previous warrants issued to Opus when the $10 million credit facility was opened in third quarter 2015.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EDT on Thursday, August 11, 2016 to discuss the second quarter 2016 results. The conference call will be accessible by dialing 844-802-2438, or 412-317-5131 for international callers, and referencing “MTBC Second Quarter 2016 Earnings Call.” An audio webcast of the call will be available live and archived on MTBC’s investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through September 30, 2016. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10089836.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

Follow MTBC on Twitter, LinkedIn and Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$6,618,921	$8,039,562
Accounts receivable - net of allowance for doubtful accounts of $298,000 and $250,000 at June 30, 2016 and December 31, 2015, respectively	2,156,152	2,211,979
Current assets - related party	24,738	13,200
Prepaid expenses and other current assets	452,798	621,492
Total current assets	9,252,609	10,886,233
Property and equipment - net	1,446,953	1,372,283
Intangible assets - net	4,660,520	5,379,404
Goodwill	9,430,994	8,971,994
Other assets	182,576	66,984
TOTAL ASSETS	$24,973,652	$26,676,898
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$548,707	$370,441
Accrued compensation	686,127	627,450
Accrued expenses	493,674	650,221
Deferred rent	50,203	37,987
Deferred revenue	83,546	73,520
Accrued liability to related party	10,700	10,700
Borrowings under line of credit	2,000,000	2,000,000
Current portion of long-term debt	2,000,000	500,000
Notes payable - other (current portion)	221,118	582,023
Contingent consideration (current portion)	652,542	746,560
Dividend payable	159,236	159,236
Total current liabilities	6,905,853	5,758,138
Long - term debt, net of discount and debt issuance costs	5,334,470	4,836,384
Notes payable - other	179,543	66,539
Deferred rent	460,571	490,588
Deferred revenue	27,826	36,082
Contingent consideration	470,952	425,948
Deferred tax liability	244,610	171,269
Total liabilities	13,623,825	11,784,948
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.001 per share - authorized 2,000,000 and 1,000,000 shares at June 30, 2016 and December 31, 2015, respectively; issued and outstanding 231,616 shares at June 30, 2016 and December 31, 2015	232	232
Common stock, $0.001 par value - authorized 19,000,000 shares; issued 10,734,518 and 10,345,351 shares at June 30, 2016 and December 31, 2015, respectively; outstanding, 9,988,615 and 10,244,013 shares at June 30, 2016 and December 31, 2015, respectively	10,735	10,346
Additional paid-in capital	24,820,597	24,549,889
Accumulated deficit	(12,425,398)	(9,147,507)
Accumulated other comprehensive loss	(388,163)	(398,979)
Less: 745,903 and 101,338 common shares held in treasury, at cost at June 30, 2016 and December 31, 2015, respectively	(668,176)	(122,031)
Total shareholders’ equity	11,349,827	14,891,950
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,973,652	$26,676,898

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
NET REVENUE	$5,212,836	$5,966,204	$10,322,685	$12,104,063
OPERATING EXPENSES:
Direct operating costs	2,320,651	2,913,470	4,622,030	6,459,678
Selling and marketing	220,383	97,002	563,924	217,433
General and administrative	2,694,036	3,176,712	5,603,874	6,319,384
Research and development	209,396	165,248	400,182	330,175
Change in contingent consideration	(366,344)	(87,054)	(411,097)	(915,815)
Depreciation and amortization	1,205,147	1,202,381	2,418,657	2,361,924
Total operating expenses	6,283,269	7,467,759	13,197,570	14,772,779
OPERATING LOSS	(1,070,433)	(1,501,555)	(2,874,885)	(2,668,716)
OTHER:
Interest income	7,315	7,073	14,391	13,986
Interest expense	(168,596)	(43,687)	(309,954)	(85,872)
Other (expense) income - net	(24,442)	57,213	(26,514)	103,359
LOSS BEFORE INCOME TAXES	(1,256,156)	(1,480,956)	(3,196,962)	(2,637,243)
Income tax provision	38,149	6,422	80,929	16,045
NET LOSS	$(1,294,305)	$(1,487,378)	$(3,277,891)	$(2,653,288)

Preferred stock dividend	159,236	-	318,472	-
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,453,541)	$(1,487,378)	$(3,596,363)	$(2,653,288)
Loss per common share:
Basic and diluted loss per share	$(0.15)	$(0.15)	$(0.36)	$(0.27)
Weighted-average basic and diluted shares outstanding	10,002,864	9,719,858	10,043,894	9,703,568

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MEDICAL TRANSCRIPTION BILLING, CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 AND 2015 (UNAUDITED)

	2016	2015
OPERATING ACTIVITIES:
Net loss	$(3,277,891)	$(2,653,288)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,418,657	2,361,924
Deferred rent	(19,065)	(5,200)
Deferred revenue	1,770	(17,476)
Provision for doubtful accounts	82,091	68,872
Foreign exchange loss (gain)	55,554	(86,446)
Interest accretion on debt	89,945	-
Stock-based compensation expense	621,801	324,258
Change in contingent consideration	(411,097)	(915,815)
CastleRock settlement payment	-	(110,000)
Changes in operating assets and liabilities:
Accounts receivable	(26,265)	301,567
Other assets	110,525	80,942
Accounts payable and other liabilities	28,770	(802,063)
Net cash used in operating activities	(325,205)	(1,452,725)
INVESTING ACTIVITIES:
Capital expenditures	(192,409)	(201,945)
Cash paid for acquisitions	(1,425,000)	(59,358)
Net cash used in investing activities	(1,617,409)	(261,303)
FINANCING ACTIVITIES:
Proceeds from long term debt, net of costs	1,908,141	-
Repayments of notes payable - other	(438,338)	(486,180)
Proceeds from line of credit	4,000,000	5,856,810
Repayments of line of credit	(4,000,000)	(4,071,810)
Registration statement costs	(90,145)	-
Preferred stock dividends paid	(318,472)	-
Purchase of common shares	(546,145)	-
Net cash provided by financing activities	515,041	1,298,820
EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,932	(1,420)
NET DECREASE IN CASH	(1,420,641)	(416,628)
CASH - Beginning of the period	8,039,562	1,048,660
CASH - End of period	$6,618,921	$632,032
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$189,725	$35,965
Contingent consideration resulting from acquisitions	$420,000	$-
Dividends declared, not paid	$159,236	$-
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$16,420	$9,759
Interest	$203,918	$109,937

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “Adjusted EBITDA” and “Adjusted EBITDA Margin,” which represents Adjusted EBITDA as a percentage of total revenue, to our GAAP Net Loss.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net revenue	$5,212,836	$5,966,204	$10,322,685	$12,104,063

GAAP net loss	$(1,294,305)	$(1,487,378)	$(3,277,891)	$(2,653,288)

Provision for income taxes	38,149	6,422	80,929	16,045
Net interest expense	161,281	36,614	295,563	71,886
Other expense (income)-net	24,442	(57,213)	26,514	(103,359)
Stock-based compensation expense	132,379	197,134	621,801	324,258
Depreciation and amortization	1,205,147	1,202,381	2,418,657	2,361,924
Integration and transaction costs	113,314	93,255	325,061	93,255
Change in contingent consideration	(366,344)	(87,054)	(411,097)	(915,815)
Adjusted EBITDA	$14,063	$(95,839)	$79,537	$(805,094)

Adjusted EBITDA Margin	0.3%	(1.6%)	0.8%	(6.7%)

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Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “Adjusted Net Income” and non-GAAP “Adjusted Net Income per Share” to our GAAP Net Loss and GAAP Net Loss per Share.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net loss	$(1,294,305)	$(1,487,378)	$(3,277,891)	$(2,653,288)

Other expense (income)-net	24,442	(57,213)	26,514	(103,359)
Stock-based compensation expense	132,379	197,134	621,801	324,258
Amortization of purchased intangible assets	1,055,535	1,088,865	2,127,125	2,148,876
Integration and transaction costs	113,314	93,255	325,061	93,255
Change in contingent consideration	(366,344)	(87,054)	(411,097)	(915,815)
Income tax expense related to goodwill	36,763	-	73,341	-
Non-GAAP Adjusted Net Income	$(298,216)	$(252,391)	$(515,146)	$(1,106,073)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on June 30, 2016 and 2015 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
GAAP net loss per share	$(0.15)	$(0.15)	$(0.36)	$(0.27)

GAAP net loss per end-of-period share	(0.13)	(0.14)	(0.32)	(0.24)
Other (expense)	0.00	0.00	0.00	(0.01)
Stock-based compensation expense	0.01	0.02	0.06	0.03
Amortization of purchased intangible assets	0.12	0.10	0.21	0.19
Integration and transaction costs	0.01	0.01	0.03	0.01
Change in contingent consideration	(0.04)	(0.01)	(0.04)	(0.08)
Income tax expense related to goodwill	0.00	0.00	0.01	0.00
Non-GAAP Adjusted Net Income per Share	$(0.03)	$(0.02)	$(0.05)	$(0.10)

End-of-period shares	10,237,240	11,009,503	10,237,240	11,009,503

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Basic shares outstanding	10,299,343	9,711,604	10,797,486	9,711,604
Shares recorded/ reduced as contingent consideration	-	1,287,529	(304,848)	1,287,529
Forfeiture of shares to acquired businesses	-	(53,797)	-	(53,797)
Purchase of treasury stock	(126,270)	-	(644,565)	-
RSUs vested during the period	64,167	64,167	389,167	64,167
End-of-period shares	10,237,240	11,009,503	10,237,240	11,009,503

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Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses Adjusted EBITDA and non-GAAP Adjusted Net Income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and changes in contingent consideration, and “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue.

Management defines “non-GAAP Adjusted Net Income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, transaction costs, integration costs, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP Adjusted Net Income per Share” as non-GAAP Adjusted Net Income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Other (income) expense – net. Other (income) expense is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC’s stock price as well as changes in the forecasted revenues of the acquired businesses.

Tax expense related to goodwill. Income tax expense resulting from the amortization of goodwill related to our acquisitions represents a charge to record the tax expense resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

SOURCE MTBC

Investor Contacts:

PCG Advisory Group

Christine J. Petraglia

Managing Director

christine@pcgadvisory.com

646-731-9817

Media:

PCG Advisory Group

Sean Leous

Chief Communications Officer

sleous@pcgadvisory.com

646-863-8998

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

732-873-5133

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